Exhibit 10.3(a)

June 1, 2013

AAA Capital Management Advisors, Ltd.

1300 Post Oak Blvd. #350

Houston, Texas 77056

Attention: Mr. Anthony Annunziato

Re:	Management Agreement Renewals

Dear Mr. Annunziato:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2014 and all other provisions of the Management Agreements will remain unchanged.

•	AAA Capital Energy Fund L.P.

•	AAA Capital Energy Fund L.P. II

•	AAA Master Fund LLC

•	Orion Futures Fund L.P.

•	Institutional Futures Portfolio L.P.

•	Global Futures Fund LTD.

•	Orion Futures Fund (Cayman) LTD.

•	AAA ARC Feeder Fund L.P.

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mr. Damian George at the address above or fax to 212-296-6868. If you have any questions I can be reached at 212-296-1292.

Very truly yours,

CERES MANAGED FUTURES LLC

By:	/s/ Damian George
Damian George Chief Financial Officer & Director

AAA CAPITAL MANAGEMENT ADVISORS, LTD.

By:	/s/ A. Anthony Annunziato

Print Name: DG/sr	A. Anthony Annunziato